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                                                             EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-54310, 333-64806 and 333-74114) and Form S-8
(Nos. 333-17077, 333-17079, 333-17083, 333-60477, 333-66177, 333-74103,
333-60758 and 333-85713) of Quest Diagnostics Incorporated of our report dated January 21, 2003, except as to Note 18, which is as of February 28, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.




/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
February 28, 2003